AEROSONIC CORPORATION

AMENDED AND RESTATED

BYLAWS

These Amended and Restated Bylaws (“these Bylaws”) amend and restate, in the entirety, the By-Laws of Aerosonic Corporation, a Delaware corporation (the “Corporation”), and shall be effective as of the 27th day of April 2004.

ARTICLE I

OFFICES

Section 1.     The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.     The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.     All meetings of the stockholders for the election of directors or for any other purpose shall be held in the City of Clearwater, State of Florida, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.     Annual meetings of stockholders (“Annual Meetings”) shall be held on the second Friday in July, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote, by written ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.     Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 4.     The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president of the Corporation (the “President”), and shall be called by the President or the secretary of the Corporation (the “Secretary”) at the request in writing of a majority of the Board of Directors.  Without such action by the President or the majority of the Board of Directors, stockholders are not authorized to call a special meeting of the stockholders.  Any request by a stockholder to the President or the Board of Directors to call a special meeting shall state the purpose or purposes of the proposed meeting.

Section 6.     Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.     The President or his designee or the person determined by a majority of the Board of Directors shall preside over all meetings of stockholders and shall be the Chairman of the meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.     The holders of a majority of the stock issued and outstanding and entitled to vote at any Annual Meeting or any special meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, voting in person or represented by proxy voting as a single class, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10.    Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder, but no proxy shall be valid three years from its date, unless the proxy provides for a longer period.

Section 11.    The Corporation may, and to the extent required by the certificate of incorporation or by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternative inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting may, and to the extent required by the certificate of incorporation or law, shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  Votes by ballots shall be counted by an inspector or inspectors appointed by the Chairman of the meeting.

Section 12.    At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and the ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the certificate of incorporation or law, shall be decided or determined by the Chairman of the meeting.  Unless required by law, no vote need be made by ballot or conducted by an inspector.  No candidate for election as a director at a meeting shall serve as an inspector with respect to such election.

NOTICE OF STOCKHOLDER BUSINESS

Section 13.    At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in Article II Section 14 of these Bylaws, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in these Bylaws.

Section 14.    For nominations or other business to be properly brought before an Annual Meeting by a stockholder under these Bylaws, the following conditions must be satisfied (to the extent applicable): (a) the stockholder must have given timely notice thereof in writing to the Secretary, (b) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware and other applicable law, (c) if the stockholder or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as that term is defined in this Section), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made.  A “Solicitation Notice” under this Section 14 shall mean a stockholder’s notice to the Secretary that shall specify the following details concerning each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address (as they appear on the Corporation’s books) of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) any material interest in such business of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, and (v) in the case of a proposal, a statement as to whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under the certificate of incorporation, these Bylaws and applicable law to carry the proposal or, in the case of nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominees.

Section 15.    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in these Bylaws.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he shall so determine, he shall so declare to the meeting; and any such business not properly brought before the meeting shall not be transacted.  Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations thereunder and any rules and regulations of any stock exchange or any other self-regulatory organization on which the voting shares of the Corporation are listed for trading, with respect to the matters set forth in these Bylaws.

ARTICLE III

DIRECTORS

Section 1.     The number of directors which shall constitute the whole board shall be determined by resolution of the Board of Directors, except as may be affected by the provisions of Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.  The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes, with respect to the time for which they severally hold office.  The number of directors in each class shall be as nearly equal in number as feasible.  The term of office of the first class shall expire at the Corporation’s first Annual Meeting immediately following their initial election subsequent to the adoption of these Bylaws.  The term of office of the second class shall expire at the Corporation’s second Annual Meeting immediately following their initial election subsequent to the adoption of these Bylaws.  The term of office of the third class shall expire at the Corporation’s third annual meeting of stockholders immediately following their initial election subsequent to the adoption of these Bylaws.  At each Annual Meeting commencing with the first Annual Meeting following the initial election of directors pursuant to these Bylaws, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding Annual Meeting after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.  The Board of Directors may elect directors to fill any vacancy on the Board of Directors.

Section 2.     A director or the entire Board of Directors may be removed only for cause, in accordance with the provisions of Section 141 (k) of the General Corporation Law of the State of Delaware.

Section 3.     Subject to the rights of the holders of any series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors, death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum; and directors so chosen shall serve for a term expiring at the Annual Meeting at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been elected and qualified.  No decrease in the number of authorized directors shall shorten the term of any incumbent director.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4.     Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of the stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in these Bylaws, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in these Bylaws.

Section 5.     Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary.  To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made.  Such stockholder’s notice shall set forth the following information: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address (as they appear on the Corporation’s books) of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by the such stockholder an also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person, and (B) the class and number of shares of the Corporation which are beneficially owned by such person.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to such nominee.

Section 6.     No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws; and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.  Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder and any rules and regulations of any stock exchange or any other self-regulatory organization on which the voting shares of the Corporation are listed for trading, with respect to the matters set forth in these Bylaws.

Section 7.     The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the certificate of incorporation, or these bylaws directed or required to be exercised or done by the stockholders.

Section 8.     The classification of directors provided in this Article III shall be effective only upon approval by the stockholders at the Annual Meeting in July 2004.  In the event such stockholder approval is not obtained at that meeting, all provisions herein concerning the classification of directors shall be eliminated and all directors shall be elected for a one-year term.  In furtherance thereof, these Bylaws shall be amended and restated to eliminate the classified director provisions; and such new form of these Bylaws shall be referred to as the “Second Amended and Restated Bylaws.”

MEETINGS OF THE BOARD OF DIRECTORS

Section 9.     The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 10.    The first meeting of each newly elected Board of Directors shall be held at the Annual Meeting on the same day and at the same place; and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 11.    Regularly scheduled meetings of the Board of Directors may be held without further notice, at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 12.    Special meetings of the Board of Directors may be called by the President on one day’s notice to each director, either personally or by mail, telecopy (fax), email, or telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

Section 13.    At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 14.    Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

COMMITTEES OF DIRECTORS

Section 15.    The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it and may authorize specified persons to sign and otherwise execute agreements and other documents on behalf of the Corporation; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 16.    Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 17.    The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1.     Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed by mean personal notice, but such notice may be given in writing, by mail, telegram or electronic means, including telecopy (fax) and email, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

ARTICLE V

OFFICERS

Section 1.     The Board of Directors at its first meeting after each annual meeting of stockholders must choose the following officers:  the President, one or more Vice Presidents, the Secretary, and the Treasurer.

Section 2.     The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3.     The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 4.     The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

THE PRESIDENT

Section 5.     The President shall be the chief executive officer of the Corporation (the “Chief Executive Officer”), shall also have the titles of President and Chief Executive Officer, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 6.     He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

THE CHIEF FINANCIAL OFFICER

Section 7.     The President shall propose to the Board of Directors an individual to serve as chief financial officer of the Corporation (the “Chief Financial Officer”).  Upon his or her approval by the Board of Directors, the selected individual shall have the title of Chief Financial Officer, shall be considered a senior executive and shall report directly to the President.  The Chief Financial Officer shall be selected either from among the other officers of the Corporation or from searches conducted by the President or the Board of Directors.  The Chief Financial Officer shall supervise the accounting, tax preparation and filing, financial statement preparation, finances, financial transactions and related reporting to all lenders, all financial and related reporting to the U.S. Securities and Exchange Commission and American Stock Exchange, and all other accounting, financial and related reporting functions of the Corporation.

THE VICE PRESIDENTS

Section 8.     In the absence of the President or in the event of his inability or refusal to act, the vice president of the Corporation (the “Vice President,” or in the event there be more than one vice president, the “Vice Presidents” in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9.     The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be.  The Secretary shall have custody of the corporate seal of the Corporation and he, or an assistant secretary (the “Assistant Secretary”), shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such person’s signature.

Section 10.    The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11.    The treasurer of the Corporation (the “Treasurer”) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 12.    The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the transactions by Treasurer (in that capacity) and of the financial condition of the Corporation.

Section 13.    If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under his control belonging to the Corporation.

Section 14.    The assistant treasurer of the Corporation (the “Assistant Treasurer”), or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.     Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President and the Treasurer or Assistant Treasurer, or the Secretary or Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2.     Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (b) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

LOST CERTIFICATES

Section 3.     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 4.     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 5.     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be prior to the close of business on the day the record date is fixed nor more than 60 nor less than 10 days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

GENERAL PROVISIONS

DIVIDENDS

Section 7.     Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 8.     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 9.     The Board of Directors shall present at each Annual Meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

CHECKS

Section 10.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 11.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 12.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VII

AMENDMENTS

Section 1.     These Bylaws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal is contained in the notice of such special meeting.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1.     The Corporation shall indemnify and hold harmless all of its officers and directors, and any of its other agents and employees specifically designated by the Board of Directors, or the President, in connection with any threatened, pending or contemplated action, suit, proceeding, whether civil, criminal, administrative or investigative, by reason of their relationship to the corporation against expenses, judgments, fines, amounts paid in settlement or otherwise reasonably incurred, to the extent covered by Section 145, Delaware General Corporation Law, under the circumstances and pursuant to the procedures therein set forth.

Section 2.     Any indemnification or payment of expenses, for which mandatory payments must be made under the certificate of incorporation, in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days of the receipt of the written request for such payment by the director or officer entitled to seek indemnification (the “Indemnified Party”).  The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (a) the Corporation denies such request, in whole or in part, or (b) no disposition thereof is made within 60 days.  The Indemnified Party’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action, shall also be reimbursed by the Corporation. It shall be a defense to any action for an advance of expenses that (i) a determination has been made that the facts then known to those making the determination would preclude indemnification or (ii) the Corporation has not received both (A) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (B) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

Section 3.     The indemnification and advance of expenses provided by the certificate of incorporation and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure the benefit of the estate, heirs, personal representatives, executors and administrators of such person. All rights to indemnification and advance of expenses under the certificate of incorporation of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while these Bylaws are in effect. Nothing herein shall prevent the amendment of these Bylaws, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of these Bylaws shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while these Bylaws or any provision hereof is in force.

Section 4.     The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof.

CERTIFICATION

I, the undersigned, being the Secretary of the Corporation, do hereby certify that the aforesaid Amended and Restated Bylaws were adopted by the Board of Directors at a special meeting of the Board of Directors on April 27, 2004, to be effective on that date in all respects, except as to the classification of directors provisions which are subject to approval by the stockholders at the next annual meeting of stockholders.

/s/ Gary E. Colbert

Gary E. Colbert, Secretary

FURTHER  CERTIFICATION

I, the undersigned, being the Secretary of the Corporation, do hereby certify that the aforesaid Amended and Restated Bylaws were approved by stockholders of the Corporation holding a majority of the shares represented at the Corporation’s annual meeting of stockholders, which occurred on July 14, 2004, and that a quorum existed at such meeting.

/s/ Gary E. Colbert

Gary E. Colbert, Secretary